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                                                                  Exhibit (i)(1)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th & Cherry Streets
                          Philadelphia, PA 19103-6996
                           Telephone: (215) 988-2700
                           Facsimile: (215) 988-2757

March 23, 2005

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware 19809

     Re: Shares Registered by Post-Effective Amendment No. 95 to Registration
         Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

          We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 95 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the 100 million of shares of Class MMM common stock, $.001 par value par share (collectively, the "Shares"), representing interests in the Company's n/i numeric investors Small Cap Value Fund. The Amendment seeks to register an indefinite number of the Shares.

          We have reviewed the Company's Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                             Very truly yours,


                                             /s/ DRINKER BIDDLE & REATH LLP
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                                             DRINKER BIDDLE & REATH LLP